Exhibit 4.22

SCOTT WILSON RPA	www.scottwilson.com

Suite 388
1130 W. Pender Street
Vancouver, BC V6E 4A4
Tel: (604) 602-6767
Fax: (604) 602-0235
Email:stewart.wallis@scottwilson.com

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to (1) the references to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with (a) the report entitled the “Technical Report on the Sheep Mountain Uranium Project, Wyoming” dated October 10, 2006, (b) the report entitled the “Kharassan Technical Report” dated October 13, 2005, as revised March 25, 2006, (c) the report entitled the “South Inkai Technical Report” dated October 8, as revised March 20, 2006 and (d) the report entitled the “Akdala Technical Report” dated October 3, 2005, revised March 3, 2006 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 20, 2007

SCOTT WILSON ROSCOE POSTLE ASSOCIATES, INC.

By:	/s/ C. Stewart Wallis P. Geo

Name:	C. Stewart Wallis P. Geo